UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL	32789
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2023, Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Cheryl Henry, current Chairperson of the Board, President and Chief Executive Officer of the Company, that will be effective as of the closing of the proposed acquisition of the Company (the “Transaction”) by Darden Restaurants, Inc. (“Darden”). Under the Employment Agreement, Ms. Henry will remain employed with the Company and (i) have the title of Brand President, (ii) receive a base salary of $550,000, (iii) in lieu of continued participation in the Company’s Home Office Bonus Program (as defined in the Employment Agreement) for the remainder of 2023, receive a target annual bonus equal to 70% of her base salary, which will be earned based on the achievement of the financial objectives of Darden but with a guaranteed payment of at least the pro-rata portion of $385,000 for the period of active employment, provided the terms of the bonus plan are met, and including a pro-rata payment if she is terminated due to death or disability, (iv) receive a Darden Long Term Incentive stock award with a target value of $750,000 that vests on varying pro-rata or full terms if she is terminated without cause or due to death or disability, and (v) vest in her right to receive the severance benefits (excluding the prorated share of her Home Office Bonus for the year of termination, which will be forfeited) pursuant to her current employment agreement, a portion of which will be paid in a cash lump sum immediately following the closing of the Transaction, and the Change in Control Payment pursuant to her current employment agreement.

The description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of May 31, 2023, by and between Ruth’s Hospitality Group, Inc. and Cheryl J. Henry.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: May 31, 2023	By:	/s/ Marcy Norwood Lynch
Marcy Norwood Lynch
Senior Vice President, General Counsel and Corporate Secretary